AMENDED AND RESTATED BYLAWS

                                     OF

                             DATALINK.NET, INC.

                           (A Nevada corporation)


                                 ARTICLE I
                                STOCKHOLDERS

     1. Certificates Representing Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of Nevada. If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

          Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of special stock, the certificates representing shares of any such class or series or of any such special stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

          The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any new certificate.

     2. Fractional Share Interests. The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other

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instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation; or may execute and deliver registered or bear scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided. Such scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable. Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provisions for their disposition.

     3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

     4. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any fights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. Meaning Of Certain Terms. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent to dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General

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Corporation Law confers such rights notwithstanding that the Articles of
Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Corporation.

     6.    Stockholder Meetings.

          Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

          Place. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal office of the corporation in the State of Nevada.

         Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

          Notice or Waiver of Notice. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid, to each stockholder not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

          Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy appointed by an instrument in writing in all matters in which a stockholder is entitled to participate, whether by voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be executed by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of six months from the date of its creation, unless coupled with an interest or unless the stockholder specifies in it therein the length of time for which it

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is to continue in force, which in no case shall exceed seven years from the date of its creation.

          Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

          Quorum. The holders of a majority of the outstanding shares of stock or of the voting power, as the case may be, shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a different proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

          Voting. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

     7. Stockholder Action Without Meetings. Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, provided that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. The written consent must be filed with the minutes of the proceedings of the stockholders. Any written consent shall be subject to the requirements of
Section 78-320 of the General Corporation Law and of any other applicable provision of law.

     8. Stockholder Action by Special Meeting. Except as may otherwise be provided by the General Corporation Law, the stockholders of the corporation may call a special meeting to conduct business concerning a single transaction. Any action taken at the special meeting concerning this single transaction may be permitted to be taken only upon the consent of stockholders holding at least a majority of the voting power of the corporation and shall be subject to the requirements of Section 78.320 of the General Corporation Law and of any other applicable provision of law.

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                                 ARTICLE II
                                 DIRECTORS

     1. Functions and Definition. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. Qualifications and Number. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The number of directors constituting the Board of Directors shall be determined and may be increased or decreased, to not less than one director, by resolution of the Board of Directors.

     3. Election and Term. Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     4.     Meetings.

          Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the director may conveniently assemble.

          Place. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

          Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the board, if any, or the President, or of a majority of the directors in office.

          Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

          Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may

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adjourn a meeting to another time and place.  Except as the Articles of
Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

          Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a conference telephone network or a similar communications method by which all persons participating in the meeting hear each other. Participation in a meeting by said means shall constitute presence in person at any such meeting. Each person participating in a meeting by such means shall sign the minutes thereof

          Chairman of the Meeting. The Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the holders of at least two thirds of the voting power of the outstanding stock of the corporation. One or more of the directors may be removed for cause by the Board of Directors.

     6. Committees. Whenever its number consists of two or more, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation and each committee to have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.

     7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or committee, as the case may be. The written consent must be filed with the minutes of proceedings of the Board or committee.

                                 ARTICLE III
                                  OFFICERS

     1. Officers. The corporation shall have a President, a Secretary, a Treasurer, a Resident Agent, and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and factors with such titles as the resolution choosing them shall designate. Each of any such officers, agents and factors shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

     2. Qualifications. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

          Any two or more offices may be held by the same person, as the directors may determine.

     3. Term of Office. Unless otherwise provided in the resolution choosing him, each officer, except the Resident Agent, shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified. The Resident Agent shall serve until his or its successor shall have been chosen and qualified.

          Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

          Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

     4. Duties and Authority. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

                                  ARTICLE IV
                             CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                                   ARTICLE V
                         PRINCIPAL AND REGISTERED OFFICES

     Initially, the principal office and place of business of the corporation will be located in the State of Colorado at 13215 Braun Road, Golden, Colorado. The Company's registered office in the State of Nevada is located at ne Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada 89501. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

     The corporation shall maintain at said registered office a copy of its Articles of Incorporation, and a amendments thereto, and a copy of these Bylaws, and all amendments thereto, as certified by the Secretary of the corporation. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledge, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is maintained.

                                ARTICLE VI
                    WAIVER OF APPLICABILITY OF CONTROL SHARE
                            ACQUISITION PROVISIONS

     The provisions in each section of the General Corporation Law (currently Sections 78.378 to 78.3793) which, upon the acquisition of a controlling interest of an issuing corporation, (i) impose disclosure requirements on an acquiring person and (ii) provide rights and privileges to certain stockholders, shall not apply to this corporation.

                                 ARTICLE VII
                           CORPORATE SEAL OR STAMP

     The Corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

                                ARTICLE VIII
                                FISCAL YEAR

     The fiscal year of the corporation shall be April 1 through March 31 of each year.

                                 ARTICLE IX
                            CONTROL OVER BYLAWS

     The power to amend, alter and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

     I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of Datalink.net, Inc., a Nevada corporation, as in effect on the date hereof

     WITNESS my hand and the seal or stamp of the corporation.

     Dated this 24th day of January, 2000.


                              /s/ Tali Durant
                              Secretary

(SEAL)